Exhibit 99.1

N E W S R E L E A SE

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

Phoenix Cos. (PNX) Sustains Favorable Trends in Fundamentals for First-Quarter 2012

Strong investment performance, good persistency and mortality, capital growth, and Saybrus earnings momentum

Hartford, Conn., May 2, 2012 – The Phoenix Companies, Inc. (NYSE:PNX) today reported a first-quarter 2012 net loss of $8.1 million, or $0.07 per share, compared with first-quarter 2011 net income of $3.6 million, or $0.03 per diluted share.

First-quarter 2012 operating income was $6.5 million, or $0.06 per diluted share, compared with first-quarter 2011 operating income of $24.5 million, or $0.21 per diluted share.

Pre-tax operating income for the first quarter of 2012 was $21.6 million, or $0.19 per diluted share, compared with $21.9 million, or $0.19 per diluted share for the first quarter of 2011. Given the significant volatility in the company’s GAAP tax provision, operating comparisons are provided on both a pre-tax and after-tax basis.

The first-quarter 2012 net loss was driven by two factors: an unusually high GAAP tax rate due to strong statutory earnings, and a $15.1 million ($9.8 million after tax) change in the non-performance risk factor, which is a fair value adjustment that does not have an economic impact on the company. Additionally, prior period amounts have been revised to reflect the adoption of new accounting guidance for deferred acquisition costs.

“Phoenix had another very solid quarter,” said James D. Wehr, president and chief executive officer.  “We sustained favorable trends in the fundamentals of the business including balance sheet strength, expense management, inforce persistency and profitable business growth. At the same time, strong capital generation and statutory earnings led to an unusually high tax provision in the quarter, which affected our results.”

Mr. Wehr said, “I am pleased with the continuing progress in our fixed indexed annuity business. Our pricing strategy for new business focuses on generating solid margins, even if it affects sales. We demonstrated that discipline by adjusting price to align with lower interest rates and consequently saw a modest decline in sales from the fourth quarter.”

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The Phoenix Companies, Inc. ...2

FIRST QUARTER EARNINGS SUMMARY
($ in millions)	First Quarter 2012	Fourth Quarter 2011	First Quarter 2011
Net Income (Loss)	$(8.1)	$(14.0)	$3.6
Less:
Realized Losses	(15.6)	(9.4)	(16.2)
Net DAC, PDO, Tax and Other Offsets	1.5	1.4	(3.2)
Discontinued Operations1	(0.5)	(15.1)	(1.5)
Operating Income 2	$6.5	$9.1	$24.5
Applicable Income Tax Expense (Benefit)	15.1	1.5	(2.6)
Operating Income Before Taxes2	$21.6	$10.6	$21.9

Earnings Per Share Summary
Net Income (Loss) Per Share
Basic	$(0.07)	$(0.12)	$0.03
Diluted	$(0.07)	$(0.12)	$0.03
Operating Income Per Share
Basic	$0.06	$0.08	$0.21
Diluted	$0.06	$0.08	$0.21
Operating Income Before Taxes Per Share
Basic	$0.19	$0.09	$0.19
Diluted	$0.19	$0.09	$0.19
Weighted Average Shares Outstanding (in millions)
Basic	116.3	116.3	116.2
Diluted	116.3	116.3	117.7

1 Net of taxes.
2 Net realized investment gains (losses) and related offsets are excluded from operating income because their size and timing are frequently subject to management’s discretion. In addition, operating income, as well as components of and financial measures derived from operating income, are non-GAAP financial measures.  Management believes that these measures provide investors with additional insight into the underlying trends in our operations. In addition, these are internal performance measures we use in the management of our operations, including our compensation plans and planning processes. Net income and net income per share are the most directly comparable GAAP measures. Our non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing our performance.

SELECTED COMPONENTS OF EARNINGS

($ in millions)	First Quarter 2012	Fourth Quarter 2011	First Quarter 2011
Net Investment Income	$207.9	$197.3	$200.8
Total Revenue1	$439.1	$450.4	$449.4

Other Operating Expenses	$60.5	$70.1	$59.7

1 Prior period amounts have been revised to reflect the correction of a classification error related to the historical presentation of ceded premiums related to certain reinsurance contracts within the closed block. Refer to the consolidated statement of income for additional information.

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The Phoenix Companies, Inc. ...3

FIRST QUARTER OPERATING RESULTS

●
First-quarter 2012 pre-tax operating income of $21.6 million, compared with pre-tax operating income of $21.9 million for the first quarter of 2011, was driven primarily by strong net investment income, offset by lower fee income.

●
First-quarter 2012 revenues were $439.1 million, compared with $449.4 million for the first quarter of 2011. This change was due primarily to lower premium revenue from closed block policies (sold before the 2001 demutualization) and is consistent with expectations for this block.

●
Net investment income was $207.9 million for the first quarter of 2012, compared with $197.3 million for the fourth quarter of 2011 and $200.8 million for the first quarter of 2011. Both increases were driven primarily by higher alternative asset returns, while the year-over-year improvement was also driven by higher asset balances.

●
Total individual life surrenders were at an annualized rate of 6.4% for the first quarter of 2012, compared with 6.0% for the fourth quarter of 2011 and 7.2% for the first quarter of 2011.  The closed block’s annualized surrender rate was 5.6% for the first quarter of 2012, compared with 5.5% for the fourth quarter of 2011 and 6.6% for the first quarter of 2011.

●	Annuity surrenders for the first quarter of 2012 were at an annualized rate of 12.1%, compared with 9.7% for the fourth quarter of 2011 and 13.0% for the first quarter of 2011.

●	Overall mortality experience for the first quarter of 2012 was in line with expectations, with modestly favorable experience in the closed block.

●
First-quarter 2012 total other operating expenses were $60.5 million, compared with $70.1 million for the fourth quarter of 2011, which included an $11.5 million out-of-period adjustment for certain pre-2001 retirement benefits.  First-quarter 2011 total other operating expenses were $59.7 million. Core operating expenses before deferrals were $50.0 million for the first quarter of 2012, compared with $48.8 million for the fourth quarter of 2011 and $50.6 million for the first quarter of 2011. Core operating expenses before deferrals represent total other operating expenses excluding premium taxes, reinsurance allowances, commissions, sales incentives and unusual expenses.

●	The company recorded a $15.1 million tax expense in operating income for the first quarter of 2012, including $8.9 million of alternative minimum tax driven by strong statutory earnings.

●
Annuity deposits were $227.3 million for the first quarter of 2012, compared with $275.9 million for the fourth quarter of 2011 and $205.3 million for the first quarter of 2011. The decline from the fourth quarter was driven by price adjustments in certain product lines. The company expects to finish the year with about $1 billion in annuity deposits, which is the lower end of its target range.

●
First-quarter 2012 net annuity flows were $86.3 million, compared with net annuity flows of $70.4 million for the first quarter of 2011. Annuity funds under management increased 12% year-over-year to $4.8 billion at March 31, 2012.

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The Phoenix Companies, Inc. ...4

●
Life insurance annualized premium was $0.3 million for the first quarter of 2012, compared with $0.6 million for the fourth quarter of 2011and $0.6 million for the first quarter of 2011. Gross life insurance in-force at March 31, 2012 was $121.5 billion, a 9% decrease from March 31, 2011.

●
Saybrus showed continued earnings momentum with $0.7 million of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, including inter-company revenues) for the first quarter of 2012, compared with $0.4 million of EBITDA for the fourth quarter of 2011 and an EBITDA loss of $0.8 million for the first quarter of 2011. Saybrus revenues were $5.1 million for the first quarter of 2012, up from $4.9 million for the fourth quarter of 2011 and $3.8 million for the first quarter of 2011.

REALIZED AND UNREALIZED INVESTMENT GAINS AND LOSSES

Net unrealized gains on fixed income securities increased to $616.9 million at March 31, 2012 from $538.2 million at December 31, 2011. The improvement was due to narrower credit spreads.

Net realized investment losses were $15.6 million for the first quarter of 2012, compared with net realized investment losses of $16.2 million for the first quarter of 2011. Net other-than-temporary impairments remained low at $6.2 million for the first quarter of 2012, compared with $5.7 million for the first quarter of 2011. The impairment losses in the first quarter of 2012 were largely confined to residential mortgage backed securities. Derivative losses of $13.3 million were driven by a lower non-performance risk factor relating to the valuation of variable annuity living benefit liabilities, which is subject to credit market conditions and changes in net amount at risk, partially offset by gains related to the strong equity market in the quarter.

Realized Investment Gains and Losses ($ in millions)	First Quarter 2012	Fourth Quarter 2011	First Quarter 2011
Net Other-than-temporary Impairment Losses Recognized in Earnings	$(6.2)	$(8.6)	$(5.7)
Transaction Gains	2.0	8.3	0.4
Derivative Gains (Losses)
Results of Variable Annuity Hedge Program
●GMWB/GMAB Derivatives	(1.9)	(1.5)	1.8
●Non-performance Risk Factor1	(15.1)	(5.6)	(8.0)
Other Derivatives, Net	9.4	4.6	(1.7)
Surplus Hedge	(5.7)	(7.7)	(2.6)
Derivative Subtotal	(13.3)	(10.2)	(10.5)
Fair Value Option Securities	1.9	1.1	(0.4)
Total Net Realized Investment Losses	$(15.6)	$(9.4)	$(16.2)

Credit-related impairments net of offsets for taxes, deferred acquisition costs and policyholder dividend obligation	$(5.3)	$(6.6)	$(4.3)

Non-credit portion of impairment loss recognized in other comprehensive income (OCI)	$(5.5)	$(11.0)	$(1.7)

1Fair value adjustment to reflect the risk that the GMWB/GMAB obligation will not be fulfilled based on the company’s own credit risk.

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The Phoenix Companies, Inc. ...5

BALANCE SHEET AND LIQUIDITY

       At March 31, 2012, cash and securities at the holding company were $119.7 million after Phoenix Life Insurance Company paid a $24.0 million dividend during the first quarter of 2012. Holding company interest and operating expenses are estimated to be $26 million for 2012.

       The quality of the portfolio remained strong in the first quarter of 2012 with the proportion of below investment grade bonds at 8.4% at March 31, 2012. This was an increase from 8.1% at December 31, 2011, primarily as a result of new purchases.

   Total stockholders’ equity reflects the adoption of new accounting guidance for deferred acquisition costs.  (See “Other Items” below.) The adoption of this guidance also affects measures derived from total stockholders’ equity including debt-to-total-capital, which was 28.3% at March 31, 2012. Phoenix has no debt maturities until 2032.
Balance Sheet ($ in millions)	March 31, 2012	December 31, 2011	Change
Total Assets	$21,692.9	$21,285.1	$407.8
Total Liabilities	$20,744.7	$20,327.1	$417.6
Indebtedness	$426.9	$426.9	$(0.0)
Total Stockholders’ Equity	$948.2	$958.0	$(9.8)
Total Stockholders’ Equity excluding Accumulated OCI	$1,083.2	$1,091.0	$(7.8)

Debt to Total Capital 1	28.3%	28.1%	0.2%

1 Based on Total Stockholders’ Equity, excluding Accumulated OCI.

    FIRST QUARTER PRELIMINARY STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

●
Statutory net gain from operations for Phoenix Life Insurance Company was $43.2 million for the first quarter of 2012, compared with $29.6 million for the first quarter of 2011, and statutory net income was $39.0 million for the first quarter of 2012, compared with $22.7 million for the first quarter of 2011.

●
Statutory surplus and asset valuation reserve increased 4% from year end to $882.4 million at March 31, 2012, net of the $24.0 million dividend paid to the holding company during the first quarter. Statutory surplus and asset valuation reserve was $845.7 million at December 31, 2011.

•	At March 31, 2012, Phoenix Life’s estimated risk-based capital ratio was 371%, compared with 363% at December 31, 2011.

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The Phoenix Companies, Inc. ...6

OTHER ITEMS

●
Effective January 1, 2012, the company retrospectively adopted new accounting guidance for deferred acquisition costs (ASU 2010-26: FASB amended guidance to ASC 944, Financial Services – Insurance). The cumulative effect of retrospective adoption reduced beginning stockholders’ equity as of January 1, 2012 by $168.2 million. Prior periods were adjusted to reflect this change.

Impact of Adoption of ASU 2010-26 ($ in millions)
	First Quarter 2012	Fourth Quarter 2011	First Quarter 2011
Net Income (Loss)
As originally reported	--	$(22.0)	$(6.1)
Adjustment	--	8.0	9.7
As adopted	$(8.1)	$(14.0)	$3.6

	March 31, 2012	December 31, 2011
Stockholders’ Equity
As originally reported	--	$1,126.2
Adjustment	--	(168.2)
As adopted	$948.2	$958.0

●
Pursuant to New York Section 308, the company established reserves as of December 31, 2011 for expected unclaimed death benefits and interest totaling $11.4 million, which, after policyholder dividend obligation and other offsets, reduced fourth-quarter 2011 operating income by $3.6 million.  As the company processed these cases, the amount of claims expected to be paid declined, resulting in a release of $4.4 million of redundant reserves and a benefit to first-quarter 2012 operating income of $2.0 million.

CONFERENCE CALL

       The Phoenix Companies, Inc. will host a conference call today (May 2) at 11 a.m. EDT to discuss with the investment community Phoenix’s first-quarter 2012 financial results and other matters. The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section. The call also can be accessed by telephone at 773-799-3641 (Passcode: PHOENIX).  A replay of the call will be available through May 16, 2012 by telephone at 203-369-0244 and on Phoenix’s Web site.

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The Phoenix Companies, Inc. ...7

ABOUT PHOENIX

       The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. Headquartered in Hartford, Connecticut, Phoenix has a history of keeping its promises since 1851. In 2011, Phoenix had annual revenues of $1.8 billion. More detailed financial information can be found in Phoenix’s financial supplement for the first quarter of 2012, which is available on Phoenix’s Web site, www.phoenixwm.com, in the Investor Relations section.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to trends in, or representing management’s beliefs about our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) unfavorable general economic developments including, but not limited to, specific related factors such as the performance of the debt and equity markets; (ii) the potential adverse affect of interest rate fluctuations on our business and results of operations; (iii) the impact on our results of operations and financial condition of any required increase in our reserves for future policyholder benefits and claims if such reserves prove to be inadequate; (iv) the possibility that mortality rates, persistency rates, funding levels or other factors may differ significantly from our assumptions used in pricing products; (v) the effect of limited access to external sources of liquidity and financing; (vi) the effect of guaranteed benefits within our products; (vii) potential exposure to unidentified or unanticipated risk that could adversely affect our businesses or result in losses; (viii) the consequences related to variations in the amount of our statutory capital could adversely affect our business; (ix) the possibility that we may not be successful in our efforts to implement a business plan focused on new market segments; (x) changes in our investment valuations based on changes in our valuation methodologies, estimations and assumptions; (xi) the impact of downgrades in our debt or financial strength ratings; (xii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (xiii) our ability to attract and retain key personnel in a competitive environment; (xiv) our dependence on third parties to maintain critical business and administrative functions; (xv) the strong competition we face in our business from banks, insurance companies and other financial services firms; (xvi) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xvii) the potential need to fund deficiencies in our closed block; (xviii) tax developments may affect us directly or indirectly through the cost of, the demand for or profitability of our products or services; (xix) the possibility that the actions and initiatives of the federal and state governments, including those that we elect to participate in, may not improve adverse economic and market conditions generally or our business, financial condition and results of operations specifically; (xx) regulatory developments or actions may harm our business; (xxi) legal actions could adversely affect our business or reputation; (xxii) potential future material losses from our discontinued reinsurance business; (xxiii) changes in accounting standards; (xxiv) the potential effect of a material weakness in our internal control over financial reporting on the accuracy  of our reported financial results; and (xxv) other risks and uncertainties described herein or in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this press release, even if such results changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

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The Phoenix Companies, Inc. ...8

Consolidated Balance Sheet
March 31, 2012 (Unaudited and Preliminary) and December 31, 2011
($ in millions)

	March 31,	December 31,
	2012	2011
ASSETS:
Available-for-sale debt securities, at fair value (amortized cost of $11,516.0 and $11,351.8)	$12,132.9	$11,890.0
Available-for-sale equity securities, at fair value (cost of $34.5 and $29.5)	42.1	35.7
Limited partnerships and other investments	613.0	601.3
Policy loans, at unpaid principal balances	2,374.8	2,379.3
Derivative instruments	180.6	174.8
Fair value option investments	89.2	86.6
Total investments	15,432.6	15,167.7
Cash and cash equivalents	209.6	194.3
Accrued investment income	182.5	175.6
Receivables	398.6	415.1
Deferred policy acquisition costs	1,122.1	1,162.8
Deferred income taxes	93.6	118.2
Other assets	144.5	164.6
Discontinued operations assets	67.8	69.2
Separate account assets	4,041.6	3,817.6
Total assets	$21,692.9	$21,285.1

LIABILITIES:
Policy liabilities and accruals	$12,971.0	$12,981.1
Policyholder deposit funds	2,602.5	2,429.4
Indebtedness	426.9	426.9
Other liabilities	645.3	613.8
Discontinued operations liabilities	57.4	58.3
Separate account liabilities	4,041.6	3,817.6
Total liabilities	20,744.7	20,327.1

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 116.3 million and 116.3 million shares outstanding	1.3	1.3
Additional paid-in capital	2,630.8	2,630.5
Accumulated other comprehensive loss	(135.0)	(133.0)
Accumulated deficit	(1,369.4)	(1,361.3)
Treasury stock, at cost: 11.3 million and 11.3 million shares	(179.5)	(179.5)
Total stockholders’ equity	948.2	958.0
Total liabilities and stockholders’ equity	$21,692.9	$21,285.1

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The Phoenix Companies, Inc. ...9

Consolidated Statement of Income (Unaudited and Preliminary)
Three Months Ended March 31, 2012 and 2011
($ in millions)

	Three Months
	2012	2011
REVENUES:
Premiums (1)	$100.2	$111.0
Fee income	146.6	153.8
Net investment income	207.9	200.8
Net realized investment losses:
Total other-than-temporary impairment ("OTTI") losses	(11.7)	(7.4)
Portion of OTTI losses recognized in other comprehensive income	5.5	1.7
Net OTTI losses recognized in earnings	(6.2)	(5.7)
Net realized investment losses, excluding OTTI losses	(9.4)	(10.5)
Net realized investment losses	(15.6)	(16.2)
Total revenues	439.1	449.4

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends (1)	254.1	260.4
Policyholder dividends	65.1	63.7
Policy acquisition cost amortization	50.2	51.1
Interest expense on indebtedness	7.9	7.9
Other operating expenses	60.5	59.7
Total benefits and expenses	437.8	442.8

Income from continuing operations before income taxes	1.3	6.6
Income tax expense	8.9	1.5
Income (loss) from continuing operations	(7.6)	5.1
Loss from discontinued operations, net of income taxes	(0.5)	(1.5)
Net income (loss)	$(8.1)	$3.6

1
Prior period amounts have been revised to reflect the correction of a classification error related to the historical presentation of ceded premiums related to certain reinsurance contracts within the closed block. The adjustments reflect the reclassification of ceded premiums from benefits and reserves to revenue. There was no impact to net income (loss), stockholders’ equity or earnings per share.

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